UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2021

NeuBase Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35963	46-5622433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Technology Drive, Pittsburgh, PA	15219
(Address of Principal Executive Offices)	(Zip Code)

(646) 450-1790
(Registrant’s Telephone Number, Including Area Code)

700 Technology Drive, Pittsburgh, PA 15219
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NBSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2021, Diego Miralles, M.D. provided notice that he will resign as a member of the Board of Directors (the “Board”) of NeuBase Therapeutics, Inc. (the “Company”), effective as of March 31, 2021, in order to focus all his efforts on his new venture. Dr. Miralles served as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. Dr. Miralles’s resignation was not the result of any dispute or disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

On March 26, 2021, the Board appointed Dov A. Goldstein, M.D., a current member of the Board, to the Company’s Nominating and Corporate Governance Committee, and appointed Eric Richman, a current member of the Board, as the chairperson of the Company’s Nominating and Corporate Governance Committee, each effective as of March 26, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBASE THERAPEUTICS, INC. (Registrant)

Date: March 26, 2021	By:	/s/ Sam Backenroth
Sam Backenroth
Chief Financial Officer